Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDMENT (the “Amendment”) entered into as of March 31, 2015 by and between CPI AEROSTRUCTURES, INC. (the “Borrower”), and SANTANDER BANK, N.A., formerly known as Sovereign Bank, N.A. , a national banking association, as Sole Arranger, Agent, a Lender and Swap Provider, VALLEY NATIONAL BANK, a national bank, as a Lender, and the other financial institutions from time to time parties thereto as lenders (collectively, the “Lender”), SANTANDER BANK, N.A., formerly known as Sovereign Bank, N.A, a national banking association, as administrative agent and collateral agent for the Lender thereunder (in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively and each an “Agent”).

WHEREAS, the Borrower, the Agent and the Lender are parties to that Amended and Restated Credit Agreement dated as of December 5, 2012, as amended by that certain First Amendment and Waiver to Amended and Restated Credit Agreement dated as of August 6, 2014 (collectively, the “Agreement”); and

WHEREAS, the Borrower has requested that the Agent and the Lender amend certain provisions of the Agreement; and

WHEREAS, the Agent and the Lender is willing to accede to such request to amend certain terms of the Agreement, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.             All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

2.             Subject to the terms and conditions hereof, the Agreement is hereby amended as follows:

(A)          The definition of “Applicable Margin” in the Agreement is hereby amended by deleting same and substituting the following therefor:

“‘Applicable Margin’: means, from time to time with respect to Revolving Credit Loans and the fees payable under Section 3.5(a), the following percentages per annum, adjusted quarterly based upon the Borrower’s Maximum Leverage Ratio for the fiscal quarter then-ended (the “Financial Covenant”) as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.2(b):

Pricing Level	Leverage Ratio	Eurodollar Rate Margin	Base Rate Margin	Commitment Fee
1	>3.00x	2.75%	0.25%	0.30%
2	>2.00x < 3.00x	2.50%	0.00%	0.30%
3	> 1.00x; < 2.00x	2.25%	0.00%	0.25%
4	< 1.00x	2.00%	0.00%	0.20%

Any increase or decrease in the Applicable Margin resulting from a change in the Financial Covenant shall become effective as of the first Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.2(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Margin in effect from the Closing Date through December 31, 2012 shall be determined based upon Pricing Level 2.

Notwithstanding anything to the contrary contained in this definition, the determination of Applicable Margin for any period shall be subject to the provisions of Section 3.1(j).”

(B)       Section 7.1(b) of the Agreement is amended by deleting same and substituting the following therefor:

“(b)     Maximum Leverage Ratio. Permit the Leverage Ratio of the Borrower at the end of each fiscal quarter for the trailing four quarter period then ended to be more than the ratios indicated for each period specified below:

Period Ending	Ratios
December 31, 2013 through December 31, 2014	2.75 to 1.0
March 31, 2015	3.25 to 1.0
June 30, 2015	3.75 to 1.0
September 30, 2015	3.50 to 1.0
December 31, 2015	3.00 to 1.0
March 31, 2016 and each fiscal quarter end thereafter	2.75 to 1.0

“Leverage Ratio” shall mean (i) Funded Debt, divided by (ii) EBITDA.”

(C)       Except as amended herein, all other provisions of the Agreement and the Loan Documents shall remain in full force and effect, and are hereby ratified.”

3.             The Lender and the Borrower agree that as of April 29, 2015, the aggregate outstanding principal amount of: (i) the Revolving Credit Loans as evidenced by each Revolving Credit Note is $31,150,000.00; (ii) the First Term Loan as evidenced by each First Term Loan Note is $1,800,000.00.

4.             The Borrower hereby represents and warrants to the Lender that:

(a)        Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety; provided, however, that the September 30, 2012 date in Sections 4.1 and 4.2 shall be deemed to be December 31, 2014.

(b)        No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist after giving effect hereto.

(c)        There are no defenses or offsets to the Borrower’s obligations under the Agreement, the Notes or the Loan Documents or any of the other agreements in favor of the Lender referred to in the Agreement.

(d)        The WHEREAS clauses set forth hereinabove are true and correct.

5.             It is expressly understood and agreed that all collateral security for the Loans and other extensions of credit set forth in the Agreement prior to the amendment provided for herein is and shall continue to be collateral security for the Loans and other extensions of credit provided in the Agreement as herein amended, including (without limitation) Borrower’s obligations under the Master Agreement. Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that each Loan Document, document and instrument executed by the Borrower pursuant to the Agreement continues in full force and effect, is ratified and confirmed and is and shall continue to be applicable to the Agreement (as herein amended).

6.             The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of, or future waiver of a further violation or non-compliance with any of the indicated covenants or any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Amendment.

7.             The Borrower agrees to pay on demand, and the Agent may charge any deposit or loan account(s) of the Borrower, all expenses (including reasonable attorney’s fees) incurred by the Lender in connection with the negotiation and preparation of the Agreement as amended hereby.

8.             This Amendment shall become effective on such date as all of the following conditions shall be satisfied retroactive to the date hereof:

(a)        The Agent shall have received four (4) executed, original counterparts of this Amendment.

(b)        The Agent shall have received executed counterparts of any action (in form and substance satisfactory to the Agent and its counsel) taken by the Borrower to authorize the execution, delivery and performance of this Amendment and such other documents as the Lender or its counsel may require.

(c)        Payment by the Borrower of Lender’s Amendment fee in the amount of $52,500.00 to be shared among the Lenders on a pro rata basis, together with all out of pocket costs, expenses and reasonable attorneys’ fees incurred by the Agent in connection with this Amendment and the related documents.

9.             This Amendment is dated as of the date set forth in the first paragraph hereof and shall be effective (after satisfaction of the conditions set forth in paragraph 8 above) on the date of execution by the Agent and the Lender, retroactive to such date.

10.           This Amendment may be executed in counterparts, each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

CPI AEROSTRUCTURES, INC., as Borrower

By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer

SANTANDER BANK, N.A., as Arranger, Agent, Lender and Swap Provider

By:	/s/ Kristen Burke
Kristen Burke
Senior Vice President

VALLEY NATIONAL BANK, as Lender

By:	/s/ Steve Levi
Steve Levi
1st First President

State of New York, County of Suffolk, ss:

On the ____ day of ______________, in the year 2015, before me the undersigned, personally appeared VINCENT PALAZZOLO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

______________________________

Notary Public

State of New York, County of Suffolk, ss:

On the ____ day of ______________, in the year 2015, before me the undersigned, personally appeared Kristen Burke, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

_____________________________

Notary Public

State of New York, County of _____________, ss:

On the ____ day of _____________, in the year 2015, before me the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

_____________________________

Notary Public